Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
CARLISLE COMPANIES INCORPORATED

ARTICLE I
MEETINGS OF STOCKHODLERS

Section 1.01.  Annual Meetings.  The annual meeting of the stockholders of CARLISLE COMPANIES INCORPORATED (the “Corporation”) shall be held on such date and at such time and place as will be designated from time to time by the Board of Directors (the “Board”) and stated in the notice of the meeting.  The Board may postpone the time of holding the annual meeting of stockholders for such period as it may deem advisable.  Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation nor impair the powers, rights and duties of the Corporation’s officers and Directors.

Section 1.02.  Special Meetings.  Except as otherwise required by law or by the Certificate of Incorporation of the Corporation (the “Certificate”), special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President and shall be called by the President whenever so requested in writing by a majority of the Board or stockholders holding issued and outstanding stock of the Corporation entitling them to exercise at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Corporation.  Such request will state the purpose(s) of the proposed meeting, and any purpose so stated shall be conclusively deemed to be a “proper” purpose.  Business transacted at any special meeting shall be limited to the purpose(s) stated in the notice of the meeting.

Section 1.03.  Notice of Meetings.  Except as otherwise provided by law or by the Certificate, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose(s) for which such special meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Section 5.04 of these Amended and Restated Bylaws (the “Bylaws”). Notice of adjournment of a meeting of the stockholders need not be given if the place, if any, date and hour, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.

Section 1.04.  Place of Meetings. The meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto). Any previously scheduled meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such meeting of stockholders.

Section 1.05.  Quorum.  The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class.  The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting unless otherwise required by applicable law, the Certificate or these Bylaws.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 1.06.  Adjournment.  The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.07.  Notice of Stockholder Business.

(a) Annual Meetings of Stockholders.

(i) The proposal of business to be considered by the stockholders at an annual meeting of stockholders (other than nominations for directors, which shall be made pursuant to the Certificate) may be made: (1) by or at the direction of the chairman of the meeting; (2) pursuant to the notice of meeting (or any supplement thereto) delivered pursuant to Section 1.03; or (3) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 1.07, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.07.

(ii) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of Section 1.07(a)(i), the stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

(1) as to the stockholder giving the notice and any Stockholder Associated Person (hereinafter defined), (A) the name and address of such stockholder and any Stockholder Associated Person, as they appear on the Corporation’s books, (B)(i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person, (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of capital stock of the Corporation, (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, (C) a representation that the stockholder or Stockholder Associated Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the stockholder, the beneficial owner or any Stockholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal.

(2) (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate or these Bylaws, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and (D) any material interest of such stockholder or any Stockholder Associated Person in such business, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business.

(iii) If any of the facts set forth in the notice provided pursuant to Section 1.07(a)(ii) changes between the date that such notice is sent and the date of the annual meeting to which such notice pertains, the stockholder must deliver to the Secretary, either in person or by United States certified mail, postage prepaid, and the Corporation must receive at its principal executive offices by the earlier of (1) the close of business within 5 calendar days of the event giving rise to such change, or (2) the commencement of such annual meeting, a supplemental notice providing such revised information.

(iv) If a stockholder who otherwise has given proper notice of a proposal of business does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting delivered pursuant to Section 1.03. If directors are to be elected at a special meeting of stockholders pursuant to the notice of meeting, nominations of persons for election to the Board at such meeting may be made (1) by or at the direction of the Board, or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in the

Certificate, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Certificate.

(c) Miscellaneous.

(i) Only business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws and only such persons who are nominated in accordance with the procedures set forth in the Certificate shall be eligible to serve as directors. Except as otherwise provided by law, the Certificate or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the Certificate and this Section 1.07, as applicable, and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii) The term “public announcement” means disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii) The term “Stockholder Associated Person” means, with respect to a stockholder, (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (3) any person controlling, controlled by or under common control with such stockholder.

(iv) The requirements of this Section 1.07 are separate from and in addition to the requirements of the Exchange Act.  A stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein, including applicable to a stockholder who seeks to have any proposal of business included in the Corporation’s proxy statement.

Section 1.08.  Organization.  At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the President or, in the absence of the Chairman of the Board and the President, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

The Secretary shall act as secretary of all meetings of the shareholders; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The Secretary or other officer who has charge of the stock ledger shall prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.

Section 1.09.  Voting; Proxy.  Stockholders entitled to vote shall have the number of votes specified in the Certificate.  Stockholders may vote in person or by proxy appointed (i) by an instrument in writing subscribed by such stockholder or (ii) by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission that sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person having the right to vote at the meeting.  Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the Corporation receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 1.10.  Inspectors. The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of stockholders and make a written report thereof. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

ARTICLE II
DIRECTORS

Section 2.01.  General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.

Section 2.02.  Number, Qualification and Election.  Except as otherwise provided for or fixed by the provisions of the Certificate, the number of members of the Board shall be not less than 3 nor more than 12 and shall be established from time to time by resolution of the Board.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.  The Board shall be divided into classes, as set forth in the Certificate.  The members of the Board shall (except for the filling of vacancies) be elected by the stockholders entitled to vote thereon at the annual meeting of the stockholders applicable to their respective class by a plurality of those stockholders voting thereon and shall hold office until the annual meeting at which their respective term expires and their respective successors are elected and qualified or until their earlier death, resignation or removal.  Any increase in the number of directors shall be distributed among the several classes as equally as possible as shall be determined by the Board.  Directors need not be stockholders.

No person shall be eligible to serve as a director unless and until such person provides the Secretary a written and signed statement (i) that such person is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (ii) whether such person is party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, (iii) in such person’s individual capacity and on behalf of any person, entity or group on whose behalf the nomination is being made, that such person would be in compliance, if elected as a director, and will comply with all applicable publicly disclosed codes of ethics and conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) that such person shall inform the Secretary of any change in the information set forth in any statement previously provided to the Secretary pursuant to clauses (i), (ii) or (iii).

Section 2.03.  Vacancies.  Any vacancies on the Board resulting from death, resignation, removal or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled pursuant to the Certificate.

Section 2.04.  Meetings.  A regular meeting of the Board shall be held as soon as practicable after the annual meeting of the stockholders of the Corporation and may be held at such other times as the Board may, from time to time, determine.  The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.  A special meeting of the Board may be called at any time by the Chairman of the Board, if any, or the President and shall be called by the President upon the written request of 2 or more directors.  Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting will be given at least 2 days prior to the date of the meeting either personally or by telephone or electronic transmission to each director, and will state the purpose, place, day and hour of the meeting.

Section 2.05.  Quorum and Voting.  Except as otherwise provided by law, the Certificate or these Bylaws, a majority of the then members of Board (but in no event less than 2 directors) shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.  The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present without notice other than announcement at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06.  Telephone Meetings.  Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.07.  Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.08.  Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe.  A majority of all the members of any such committee may determine its actions and rules of procedure, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

Section 2.09.  Resignations. Any director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the date of receipt such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.10.  Compensation. Each director, in consideration of such person’s serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 2.10 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE III
OFFICERS

Section 3.01.  Number.  The officers of the Corporation shall be elected by the Board and shall consist of a Chief Executive Officer, a President, a Vice President and a Secretary.  The Board may also choose a Chairman of the Board, a Vice Chairman of the Board, additional Vice Presidents, one or more Assistant Secretaries and may, from time to time, appoint additional officers with such titles and duties as the Board shall deem appropriate.  The officers of the Corporation need not be directors.  One person may hold two or more offices; provided, however, that no person holding the offices of both President and Secretary may hold any other office.

Section 3.02.  Removal; Resignation.  Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of the Chairman of the Board, by the Chief Executive Officer.  Election or appointment of an officer or agent will not of itself create a contract right.  Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective

Section 3.03.  Duties of Officers.  In addition to those duties that may from time to time be delegated to them by the Board, the officers listed below shall have the following duties:

(a)                                 Chairman of the Board.  The Chairman of the Board shall preside at all meetings of stockholders and the Board at which he is present, shall be primarily responsible for organizing activities of and matters to be considered by the Board and any executive committee thereof, and shall consult with the Vice Chairman, if any, on policy matters of significance to the Corporation.

(b)                                 Chief Executive Officer.  The Chief Executive Officer shall be responsible for the management of the business and affairs of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board or as are provided for elsewhere in these Bylaws, including general supervision and direction of the business and affairs of the Corporation and corporate policy and strategy.  Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board and the Vice Chairman, if any, preside at all meetings of the stockholders and of the Board.

(c)                                  President.  If the President is the Chief Executive Officer, then the President shall have all of the duties and authority of that office as prescribed by the Board, shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as determined by the Board.  If the President is not the Chief Executive Officer, then the President shall have all of the duties and authority of that office as prescribed by the Chief Executive Officer and shall perform such other duties as he agrees with the Chief Executive Officer.

(d)                                 Vice President.  In the absence of the President, the Vice President, or, if there shall be more than one, the Vice Presidents in the order determined by the Board, shall exercise all of the powers and perform all the duties of the President.

(e)                                  Secretary and Assistant Secretaries.  The Secretary shall give notice to and attend meetings of the Board and meetings of the stockholders and keep and record the minutes of all proceedings at such meetings; shall be responsible for the keeping in safe custody of the seal of the Corporation and affix it to any instrument when authorized by the Board; shall see that all notices required to be given to the stockholders and to the Board are duly given in accordance with these Bylaws or as required by law; shall attest all stock certificates issued by the Corporation and keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation; shall keep or cause to be kept the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders; shall attest, by personal signature and the seal of the Corporation, all deeds, conveyances, or other instruments requiring the seal of the Corporation; and generally shall perform all the duties incident to the office of Secretary.  In the absence of the Secretary, the Assistant Secretary, or, if there shall be more than one, the Assistant Secretaries in the order determined by the Board, shall perform the duties and exercise the powers of the Secretary.

ARTICLE IV
STOCK

Section 4.01.  Certificates.  The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in the form prescribed by the Board, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation, and shall be numbered in the order in which issued.  Any of or all of the signatures and the seal of the Corporation on the certificates may be a facsimile if countersigned by a transfer agent or registrar.  Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of its issue.  The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

Section 4.02.  Transfer.  Subject to the provisions of subparagraph B of Article FOURTH of the Certificate, transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4.03.  Lost Certificates.  Subject to the provisions of subparagraph B of Article FOURTH of the Certificate, the Board may direct new certificates to be issued in place of any certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming ownership of such lost or destroyed certificates.  When authorizing such issue of new certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or the owner’s legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.04.  Fixing Record Dates.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 4.05.  Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 4.06.  Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE V
MISCELLANEOUS

Section 5.01.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 5.02.  Amendments.  These Bylaws may be altered, amended, repealed or added to, by the affirmative vote of the holders of issued and outstanding stock of the Corporation entitling them exercise at least sixty-six and two-thirds (66 2/3%) of the voting power of the Corporation or by the vote of a majority of the members of the Board at any meeting of the Board.

Section 5.03.  Indemnification. The Corporation shall indemnify its directors and officers pursuant to the Certificate.  The Corporation may indemnify its directors, officers, agents and employees to the fullest extent now or hereafter permitted under the Certificate and the DGCL if approved by either (i) a majority vote of a quorum of the Board consisting of directors who were not parties to such action, suit or proceeding or (ii) the stockholders.  The right of any director or officer to indemnification and advancement of expenses under the Certificate or these Bylaws is provided as a contract right in consideration of and as an inducement for such director’s or officer’s service as such, and shall fully vest at the time such officer or director first assumes his or her position with the Corporation. Any repeal or modification of such provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Section 5.04.  Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Attendance by a stockholder or a director, whether in person or by proxy, at a meeting of stockholders or directors, respectively, shall constitute a waiver of notice of such meeting by such stockholder or director.

Section 5.05.  Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

Section 5.06.  Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.

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